Exhibit 99

NextEra Energy, Inc. Media Line: (561) 694-4442 Nov. 1, 2013 FOR IMMEDIATE RELEASE

NextEra Energy announces third-quarter earnings for 2013

•	Florida Power & Light Company continued to invest in the business to provide long-term customer benefits

•	NextEra Energy Resources results benefitted from the addition of new contracted renewables projects

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2013 third-quarter net income on a GAAP basis of $698 million, or $1.64 per share, compared with $415 million, or $0.98 per share, in the third quarter of 2012. On an adjusted basis, NextEra Energy’s earnings were $607 million, or $1.43 per share, compared with $532 million, or $1.26 per share, in the third quarter of 2012. Adjusted earnings exclude the mark-to-market effects of non-qualifying hedges, as well as the net effect of other than temporary impairments (OTTI) on certain investments, both of which relate to the business of NextEra Energy Resources, LLC and its affiliated entities, and operating results from the Spain solar project.

NextEra Energy’s management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, for analysis of performance, for reporting of results to the Board of Directors and as an input in determining whether performance goals are met for performance-based compensation under the company’s employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its earnings outlook to analysts and investors. NextEra Energy management believes that adjusted earnings provide a more meaningful representation of NextEra Energy’s fundamental earnings power. The attachments to this news release include a reconciliation of historical adjusted earnings to net income, which is the most directly comparable GAAP measure.

“NextEra Energy delivered strong results in the third quarter as our company continued to execute against our development program as well as our ongoing initiative to improve productivity and take costs out of the business,” said NextEra Energy President and CEO James L. Robo. “At Florida Power & Light Company, increased investment in the business continues to improve reliability, reduce emissions, lower fuel costs, and enhance an already excellent value proposition for our customers. At NextEra Energy Resources, we placed into service an additional new contracted renewable project that strengthens our position as North America’s largest generator of renewable energy from the wind and sun.”

Florida Power & Light Company
NextEra Energy’s principal rate-regulated utility subsidiary, Florida Power & Light Company, reported third-quarter net income of $422 million, or $0.99 per share, compared with $392 million, or $0.93 per share, for the prior-year quarter.

The main driver of FPL’s growth was continued investment in the business, which enhances a customer value proposition that includes high reliability, award-winning customer service, a clean emissions profile and the lowest typical residential customer bill in Florida. Average regulatory capital employed for the quarter grew $2.4 billion, or approximately 9.3 percent, compared to the third quarter of 2012. FPL averaged approximately 53,000 more customers than it had in the prior-year comparable quarter. Retail sales decreased moderately versus the prior-year quarter due to mild weather and lower underlying usage.

FPL continues to execute against its development objectives. Both the Riviera Beach and Port Everglades power plant modernizations remain on schedule with expected in-service dates by mid-2014 and mid-2016, respectively.

Last month, the Florida Public Service Commission (FPSC) approved FPL’s 2014 nuclear cost recovery clause request, including recovery of the extended power uprate investment completed earlier in 2013. The largest U.S. nuclear upgrade investment in recent history added more than 500 megawatts (MW) of clean, zero-emission generation to the FPL fleet.

The FPSC last month also approved FPL’s new natural gas transportation capacity contracts with Sabal Trail Transmission and the Florida Southeast Connection. Contingent upon receiving necessary Federal Energy Regulatory Commission approvals, the company expects construction of the proposed interstate pipeline system to begin in 2016 and for operations to commence in 2017.

FPL also continues to pursue FPSC approval for two additional initiatives to improve reliability and reduce emissions. FPL has filed a plan with the FPSC to accelerate its existing storm hardening program through incremental investments of approximately $400 million through 2016 to continue strengthening its infrastructure against tropical storms and hurricanes. In addition, FPL’s annual environmental cost recovery clause filing with the FPSC in July included a request for a program of approximately $820 million to upgrade its peaking capacity to comply with new Environmental Protection Agency regulations.

NextEra Energy Resources
NextEra Energy Resources, the competitive energy business of NextEra Energy, reported third-quarter net income on a GAAP basis of $281 million, or $0.66 per share, compared with $44 million, or $0.10 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources’ earnings were $190 million, or $0.45 per share, compared with $162 million, or $0.38 per share, in the third quarter of 2012.

NextEra Energy Resources’ adjusted earnings per share were driven by contributions from new contracted renewables projects that were added to the portfolio, which increased earnings per share by 8 cents versus the comparable prior-year period. Increased production in its gas infrastructure business added 2 cents year-over-year. Lower contributions from the customer supply and trading business negatively impacted results by 3 cents compared to the comparable prior-year quarter.

Since the prior-quarter earnings release, NextEra Energy Resources signed a long-term power purchase agreement (PPA) for a new U.S. wind project of approximately 200 MW, bringing its total new contracted U.S. wind development portfolio to approximately 1,175 MW. In the third quarter, the business brought into service a 125-MW Canadian wind project. The business expects additional Canadian wind projects of approximately 475 MW to enter into service in 2014 and 2015.

NextEra Energy Resources continues to execute on its backlog of approximately 800 MW of contracted U.S. solar projects, of which about 300 MW are expected to come into service in 2013, with the balance expected to come into service by the end of 2016. In addition, the business recently entered into an agreement to purchase from First Solar, Inc. a project of approximately 250 MW that will operate under a 20-year PPA. Together with the 40 MW of projects announced earlier this year, this project brings the portfolio of incremental solar projects to about 290 MW and the total development portfolio of U.S. contracted solar projects to approximately 1,100 MW.

Corporate and Other
Corporate and Other negatively impacted earnings per share by 1 cent, compared with a negative impact of 5 cents in the comparable prior-year quarter, on both an adjusted and GAAP basis.

Outlook
NextEra Energy expects adjusted earnings per share for 2013 to be in the upper half of the previously indicated range of $4.70 to $5.00. Adjusted earnings per share for 2014 are expected to be in the range of $5.05 to $5.45. The company continues to expect full-year adjusted earnings per share to increase at a compound annual growth rate of 5 percent to 7 percent through 2016, from a 2012 base.

NextEra Energy’s adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards, the unrealized mark-to-market effect of non-qualifying hedges, as well as net OTTI losses on securities held in NextEra Energy Resources’ nuclear decommissioning funds, none of which can be determined at this time, and operating results from the Spain solar project. For 2013, adjusted earnings expectations also exclude the gain on the sale of the Maine hydropower assets, a charge associated with the decision to sell merchant fossil assets in Maine, and charges associated with an impairment on the Spain solar project. In addition, adjusted earnings expectations assume, among other things: normal weather and operating conditions; continued recovery of the national and the Florida economy; supportive commodity markets; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; access to capital at reasonable cost and terms; no acquisitions or divestitures; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy’s third-quarter earnings conference call is scheduled for 9 a.m. ET on Nov. 1, 2013. The webcast is available on NextEra Energy’s website by accessing the following link: www.NextEraEnergy.com/investors. The slides and earnings release accompanying the presentation may be downloaded at www.NextEraEnergy.com/investors beginning at 7:30 a.m. ET today. For those unable to listen to the live webcast, a replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company with consolidated revenues of approximately $14.3 billion, more than 42,000 megawatts of generating capacity, and nearly 15,000 employees in 26 states and Canada as of year-end 2012. Headquartered in Juno Beach, Fla., NextEra Energy's principal subsidiaries are Florida Power & Light Company, which serves approximately 4.6 million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the United States, and NextEra Energy Resources, LLC, which together with its affiliated entities is the largest generator in North America of renewable energy from the wind and sun. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

###

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “will result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or an appropriate return on capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; risks of disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions to or elimination of governmental incentives that support renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources); impact of new or revised laws, regulations or interpretations or other regulatory initiatives on NextEra Energy and FPL; effect on NextEra Energy and FPL of potential regulatory action to broaden the scope of regulation of over-the-counter (OTC) financial derivatives and to apply such regulation to NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations; effect on NextEra Energy and FPL of changes in tax laws and in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; risks associated with threats of terrorism and catastrophic events that could result from terrorism, cyber attacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; risk of lack of availability of adequate insurance coverage for protection of NextEra Energy and FPL against significant losses; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to hedge effectively its assets or positions against changes in commodity prices, volumes, interest rates, counterparty credit risk or other risk measures; potential volatility of NextEra Energy's results of operations caused by sales of power on the spot market or on a short-term contractual basis; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's hedging and trading procedures and associated risk management tools to protect against significant losses; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by FPL and NextEra Energy Resources; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; risks to NextEra Energy and FPL of failure of counterparties to perform under derivative contracts or of requirement for NextEra Energy and FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's and FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses of compromise of sensitive customer data; risks to NextEra Energy and FPL of volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of NextEra Energy and FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; increasing costs of health care plans; lack of a qualified workforce or the loss or retirement of key employees; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions; environmental, health and financial risks associated with NextEra Energy's and FPL's ownership of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; liability of NextEra Energy and FPL for increased nuclear licensing or compliance costs resulting from hazards posed to their owned nuclear generation facilities; risks associated with outages of NextEra Energy's and FPL's owned nuclear units; effect of disruptions, uncertainty or volatility in the credit and capital markets on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; risk of impairment of NextEra Energy's and FPL's liquidity from inability of creditors to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; and effect of disruptions, uncertainty or volatility in the credit and capital markets of the market price of NextEra Energy's common stock. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2012 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Three Months Ended September 30, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$3,020	$1,281	$93	$4,394
Operating Expenses
Fuel, purchased power and interchange	1,141	280	17	1,438
Other operations and maintenance	443	345	30	818
Impairment charge	—	—	—	—
Depreciation and amortization	351	242	12	605
Taxes other than income taxes and other	307	37	4	348
Total operating expenses	2,242	904	63	3,209
Operating Income (Loss)	778	377	30	1,185
Other Income (Deductions)
Interest expense	(105)	(136)	(47)	(288)
Benefits associated with differential membership interests - net	—	37	—	37
Allowance for equity funds used during construction	12	—	—	12
Interest income	1	6	13	20
Gains on disposal of assets - net	—	20	—	20
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(2)	—	(2)
Other - net	(1)	26	(14)	11
Total other income (deductions) - net	(93)	(49)	(48)	(190)
Income (Loss) from Continuing Operations before Income Taxes	685	328	(18)	995
Income Tax Expense (Benefit)	263	47	(13)	297
Income (Loss) from Continuing Operations	422	281	(5)	698
Net gain from Discontinued Operations, net of Income Taxes	—	—	—	—
Net Income (Loss)	$422	$281	$(5)	$698
Reconciliation of Net Income (Loss) to Adjusted Earnings:
Net Income (Loss)	$422	$281	$(5)	$698
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	(76)	—	(76)
(Income) loss from other than temporary impairments - net	—	—	—	—
Net gain from discontinued operations	—	—	—	—
Impairment charge and valuation allowance	—	—	—	—
Operating results of Spain solar projects	—	(15)	—	(15)
Adjusted Earnings	$422	$190	$(5)	$607
Earnings Per Share (assuming dilution)	$0.99	$0.66	$(0.01)	$1.64
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	(0.18)	—	(0.18)
(Income) loss from other than temporary impairments - net	—	—	—	—
Net gain from discontinued operations	—	—	—	—
Impairment charge and valuation allowance	—	—	—	—
Operating results of Spain solar projects	—	(0.03)	—	(0.03)
Adjusted Earnings (Loss) Per Share	$0.99	$0.45	$(0.01)	$1.43
Weighted-average shares outstanding (assuming dilution)				427

In the fourth quarter of 2012, benefits associated with differential membership interests - net have been reclassified from operating expenses to other income (deductions) to be comparable with the presentation of other financing costs. Prior year amounts have been restated consistent with the current year presentation.

For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Three Months Ended September 30, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$2,975	$808	$60	$3,843
Operating Expenses
Fuel, purchased power and interchange	1,280	234	12	1,526
Other operations and maintenance	427	322	27	776
Impairment charge	—	—	—	—
Depreciation and amortization	254	203	10	467
Taxes other than income taxes and other	295	34	3	332
Total operating expenses	2,256	793	52	3,101
Operating Income (Loss)	719	15	8	742
Other Income (Deductions)
Interest expense	(104)	(116)	(39)	(259)
Benefits associated with differential membership interests - net	—	7	—	7
Allowance for equity funds used during construction	14	—	7	21
Interest income	(1)	4	17	20
Gains on disposal of assets - net	—	53	—	53
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(4)	—	(4)
Other - net	1	24	(36)	(11)
Total other income (deductions) - net	(90)	(32)	(51)	(173)
Income (Loss) from Continuing Operations before Income Taxes	629	(17)	(43)	569
Income Tax Expense (Benefit)	237	(61)	(22)	154
Income (Loss) from Continuing Operations	392	44	(21)	415
Net gain from Discontinued Operations, net of Income Taxes	—	—	—	—
Net Income (Loss)	$392	$44	$(21)	$415
Reconciliation of Net Income (Loss) to Adjusted Earnings:
Net Income (Loss)	$392	$44	$(21)	$415
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	131	(1)	130
(Income) loss from other than temporary impairments - net	—	(13)	—	(13)
Net gain from discontinued operations	—	—	—	—
Impairment charge and valuation allowance	—	—	—	—
Operating results of Spain solar projects	—	—	—	—
Adjusted Earnings	$392	$162	$(22)	$532
Earnings Per Share (assuming dilution)	$0.93	$0.10	$(0.05)	$0.98
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	0.31	—	0.31
(Income) loss from other than temporary impairments - net	—	(0.03)	—	(0.03)
Net gain from discontinued operations	—	—	—	—
Impairment charge and valuation allowance	—	—	—	—
Operating results of Spain solar projects	—	—	—	—
Adjusted Earnings (Loss) Per Share	$0.93	$0.38	$(0.05)	$1.26
Weighted-average shares outstanding (assuming dilution)				422

In the fourth quarter of 2012, benefits associated with differential membership interests - net have been reclassified from operating expenses to other income (deductions) to be comparable with the presentation of other financing costs. Prior year amounts have been restated consistent with the current year presentation.

For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Nine Months Ended September 30, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$7,905	$3,343	$258	$11,506
Operating Expenses
Fuel, purchased power and interchange	2,979	734	53	3,766
Other operations and maintenance	1,254	1,001	83	2,338
Impairment charge	—	300	—	300
Depreciation and amortization	780	704	39	1,523
Taxes other than income taxes and other	847	121	10	978
Total operating expenses	5,860	2,860	185	8,905
Operating Income (Loss)	2,045	483	73	2,601
Other Income (Deductions)
Interest expense	(310)	(374)	(141)	(825)
Benefits associated with differential membership interests - net	—	119	—	119
Allowance for equity funds used during construction	42	—	8	50
Interest income	3	15	40	58
Gains on disposal of assets - net	—	40	—	40
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(10)	—	(10)
Other - net	(2)	52	(13)	37
Total other income (deductions) - net	(267)	(158)	(106)	(531)
Income (Loss) from Continuing Operations before Income Taxes	1,778	325	(33)	2,070
Income Tax Expense (Benefit)	677	30	(30)	677
Income (Loss) from Continuing Operations	1,101	295	(3)	1,393
Net gain from Discontinued Operations, net of Income Taxes	—	175	13	188
Net Income (Loss)	$1,101	$470	$10	$1,581
Reconciliation of Net Income (Loss) to Adjusted Earnings:
Net Income (Loss)	$1,101	$470	$10	$1,581
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	(15)	—	(15)
(Income) loss from other than temporary impairments - net	—	(1)	—	(1)
Net gain from discontinued operations	—	(175)	(13)	(188)
Impairment charge and valuation allowance	—	342	—	342
Operating results of Spain solar projects	—	(15)	—	(15)
Adjusted Earnings	$1,101	$606	$(3)	$1,704
Earnings Per Share (assuming dilution)	$2.59	$1.11	$0.02	$3.72
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non- qualifying hedges	—	(0.04)	—	(0.04)
(Income) loss from other than temporary impairments - net	—	—	—	—
Net gain from discontinued operations	—	(0.41)	(0.03)	(0.44)
Impairment charge and valuation allowance	—	0.80	—	0.80
Operating results of Spain solar projects	—	(0.03)	—	(0.03)
Adjusted Earnings (Loss) Per Share	$2.59	$1.43	$(0.01)	$4.01
Weighted-average shares outstanding (assuming dilution)				425
In the fourth quarter of 2012, benefits associated with differential membership interests - net have been reclassified from operating expenses to other income (deductions) to be comparable with the presentation of other financing costs. Prior year amounts have been restated consistent with the current year presentation.

For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Nine Months Ended September 30, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$7,778	$2,929	$174	$10,881
Operating Expenses
Fuel, purchased power and interchange	3,301	605	37	3,943
Other operations and maintenance	1,305	966	76	2,347
Impairment charge	—	—	—	—
Depreciation and amortization	496	595	30	1,121
Taxes other than income taxes and other	814	105	6	925
Total operating expenses	5,916	2,271	149	8,336
Operating Income (Loss)	1,862	658	25	2,545
Other Income (Deductions)
Interest expense	(314)	(370)	(111)	(795)
Benefits associated with differential membership interests - net	—	70	—	70
Allowance for equity funds used during construction	36	—	16	52
Interest income	2	16	44	62
Gains on disposal of assets - net	—	120	—	120
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(11)	—	(11)
Other - net	(2)	36	(42)	(8)
Total other income (deductions) - net	(278)	(139)	(93)	(510)
Income (Loss) from Continuing Operations before Income Taxes	1,584	519	(68)	2,035
Income Tax Expense (Benefit)	600	3	(50)	553
Income (Loss) from Continuing Operations	984	516	(18)	1,482
Net gain from Discontinued Operations, net of Income Taxes	—	—	—	—
Net Income (Loss)	$984	$516	$(18)	$1,482
Reconciliation of Net Income (Loss) to Adjusted Earnings:
Net Income (Loss)	$984	$516	$(18)	$1,482
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	31	(3)	28
(Income) loss from other than temporary impairment - net	—	(30)	—	(30)
Net gain from discontinued operations	—	—	—	—
Impairment charge and valuation allowance	—	—	—	—
Operating results of Spain solar projects	—	—	—	—
Adjusted Earnings	$984	$517	$(21)	$1,480
Earnings Per Share (assuming dilution)	$2.35	$1.23	$(0.03)	$3.55
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	0.08	(0.01)	0.07
(Income) loss from other than temporary impairments - net	—	(0.07)	—	(0.07)
Net gain from discontinued operations	—	—	—	—
Impairment charge and valuation allowance	—	—	—	—
Operating results of Spain solar projects	—	—	—	—
Adjusted Earnings (Loss) Per Share	$2.35	$1.24	$(0.04)	$3.55
Weighted-average shares outstanding (assuming dilution)				418
In the fourth quarter of 2012, benefits associated with differential membership interests - net have been reclassified from operating expenses to other income (deductions) to be comparable with the presentation of other financing costs. Prior year amounts have been restated consistent with the current year presentation.

For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
September 30, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Property, Plant and Equipment
Electric plant in service and other property	$36,472	$23,467	$1,416	$61,355
Nuclear fuel	1,195	742	1	1,938
Construction work in progress	1,718	2,816	28	4,562
Less accumulated depreciation and amortization	(10,885)	(5,257)	(314)	(16,456)
Total property, plant and equipment - net	28,500	21,768	1,131	51,399
Current Assets
Cash and cash equivalents	54	361	143	558
Customer receivables, net of allowances	992	850	46	1,888
Other receivables	152	245	(44)	353
Materials, supplies and fossil fuel inventory	757	381	4	1,142
Regulatory assets:
Deferred clause and franchise expenses	124	—	—	124
Other	158	—	12	170
Derivatives	2	411	28	441
Deferred income taxes	34	11	(37)	8
Assets held for sale	—	—	—	—
Other	115	660	13	788
Total current assets	2,388	2,919	165	5,472
Other Assets
Special use funds	3,155	1,419	—	4,574
Other investments	4	370	711	1,085
Prepaid benefit costs	1,147	—	(89)	1,058
Regulatory assets:
Securitized storm-recovery costs	388	—	—	388
Other	436	—	241	677
Derivatives	—	1,004	7	1,011
Other	150	1,045	307	1,502
Total other assets	5,280	3,838	1,177	10,295
Total Assets	$36,168	$28,525	$2,473	$67,166

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
September 30, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Capitalization
Common stock	$1,373	—	$(1,369)	$4
Additional paid-in capital	5,902	8,345	(8,288)	5,959
Retained earnings	5,285	5,943	300	11,528
Accumulated other comprehensive income (loss)	—	(2)	(80)	(82)
Total common shareholders' equity	12,560	14,286	(9,437)	17,409
Long-term debt	8,474	5,695	9,693	23,862
Total capitalization	21,034	19,981	256	41,271
Current Liabilities
Commercial paper	580	—	335	915
Short-term debt	—	—	—	—
Current maturities of long-term debt	355	2,030	1,548	3,933
Accounts payable	631	603	10	1,244
Customer deposits	498	4	—	502
Accrued interest and taxes	560	381	(158)	783
Derivatives	56	459	100	615
Accrued construction-related expenditures	144	302	4	450
Liabilities associated with assets held for sale	—	—	—	—
Other	311	367	93	771
Total current liabilities	3,135	4,146	1,932	9,213
Other Liabilities and Deferred Credits
Asset retirement obligations	1,254	554	—	1,808
Deferred income taxes	6,133	1,153	(79)	7,207
Regulatory liabilities:
Accrued asset removal costs	1,784	—	—	1,784
Asset retirement obligation regulatory expense difference	1,987	—	—	1,987
Other	391	—	—	391
Derivatives	8	315	31	354
Deferral related to differential membership interests	—	1,828	—	1,828
Other	442	548	333	1,323
Total other liabilities and deferred credits	11,999	4,398	285	16,682
Commitments and Contingencies
Total Capitalization and Liabilities	$36,168	$28,525	$2,473	$67,166

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
December 31, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Property, Plant and Equipment
Electric plant in service and other property	$34,474	$21,877	$703	$57,054
Nuclear fuel	1,190	705	—	1,895
Construction work in progress	2,585	2,751	632	5,968
Less accumulated depreciation and amortization	(10,698)	(4,535)	(271)	(15,504)
Total property, plant and equipment - net	27,551	20,798	1,064	49,413
Current Assets
Cash and cash equivalents	40	257	32	329
Customer receivables, net of allowances	760	690	37	1,487
Other receivables	447	420	(298)	569
Materials, supplies and fossil fuel inventory	727	342	4	1,073
Regulatory assets:
Deferred clause and franchise expenses	75	—	—	75
Other	106	—	7	113
Derivatives	5	483	29	517
Deferred income taxes	—	10	387	397
Assets held for sale	—	335	—	335
Other	126	197	19	342
Total current assets	2,286	2,734	217	5,237
Other Assets
Special use funds	2,918	1,272	—	4,190
Other investments	4	269	703	976
Prepaid benefit costs	1,135	—	(104)	1,031
Regulatory assets:
Securitized storm-recovery costs	461	—	—	461
Other	351	—	231	582
Derivatives	1	873	46	920
Other	146	1,193	290	1,629
Total other assets	5,016	3,607	1,166	9,789
Total Assets	$34,853	$27,139	$2,447	$64,439

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
December 31, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Capitalization
Common stock	$1,373	—	$(1,369)	$4
Additional paid-in capital	5,903	8,324	(8,691)	5,536
Retained earnings	5,254	5,473	56	10,783
Accumulated other comprehensive income (loss)	—	(149)	(106)	(255)
Total common shareholders' equity	12,530	13,648	(10,110)	16,068
Long-term debt	8,329	5,606	9,242	23,177
Total capitalization	20,859	19,254	(868)	39,245
Current Liabilities
Commercial paper	105	—	1,106	1,211
Short-term debt	—	—	200	200
Current maturities of long-term debt	453	744	1,574	2,771
Accounts payable	612	658	11	1,281
Customer deposits	503	4	1	508
Accrued interest and taxes	223	473	(282)	414
Derivatives	20	367	43	430
Accrued construction-related expenditures	235	187	5	427
Liabilities associated with assets held for sale	—	733	—	733
Other	475	405	24	904
Total current liabilities	2,626	3,571	2,682	8,879
Other Liabilities and Deferred Credits
Asset retirement obligations	1,206	508	1	1,715
Deferred income taxes	5,584	886	233	6,703
Regulatory liabilities:
Accrued asset removal costs	1,950	—	—	1,950
Asset retirement obligation regulatory expense difference	1,813	—	—	1,813
Other	309	—	—	309
Derivatives	—	529	58	587
Deferral related to differential membership interests	—	1,784	—	1,784
Other	506	607	341	1,454
Total other liabilities and deferred credits	11,368	4,314	633	16,315
Commitments and Contingencies
Total Capitalization and Liabilities	$34,853	$27,139	$2,447	$64,439

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Nine Months Ended September 30, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income (loss)	$1,101	$470	$10	$1,581
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	780	704	39	1,523
Nuclear fuel and other amortization	137	106	19	262
Impairment charge	—	300	—	300
Unrealized (gains) losses on marked to market energy contracts	—	(84)	—	(84)
Deferred income taxes	465	210	148	823
Cost recovery clauses and franchise fees	(126)	—	—	(126)
Benefits associated with differential membership interests - net	—	(119)	—	(119)
Allowance for equity funds used during construction	(42)	—	(8)	(50)
Gains on disposal of assets - net	—	(40)	—	(40)
Net gain from discontinued operations, net of income taxes	—	(175)	(13)	(188)
Other than temporary impairment losses on securities held in
nuclear decommissioning funds	—	10	—	10
Other - net	101	32	(12)	121
Changes in operating assets and liabilities:
Customer and other receivables	(265)	(114)	(5)	(384)
Materials, supplies and fossil fuel inventory	(30)	(39)	—	(69)
Other current assets	(5)	(4)	5	(4)
Other assets	(19)	9	(13)	(23)
Accounts payable	93	34	1	128
Margin cash collateral	—	(448)	—	(448)
Income taxes	371	(344)	(147)	(120)
Interest and other taxes	314	22	14	350
Other current liabilities	(65)	(19)	67	(17)
Other liabilities	(18)	(12)	(6)	(36)
Net cash provided by (used in) operating activities	2,792	499	99	3,390

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Nine Months Ended September 30, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Investing Activities
Capital expenditures of FPL	(2,093)	—	—	(2,093)
Independent power and other investments of NextEra Energy Resources	—	(2,244)	—	(2,244)
Cash grants under the American Recovery and Reinvestment Act of 2009	—	170	—	170
Nuclear fuel purchases	(116)	(84)	—	(200)
Other capital expenditures	—	—	(122)	(122)
Change in loan proceeds restricted for construction	—	245	—	245
Proceeds from sale or maturity of securities in special use funds	1,967	637	—	2,604
Purchases of securities in special use funds	(2,020)	(657)	(1)	(2,678)
Proceeds from sale or maturity of other securities	—	—	179	179
Purchases of other securities	—	—	(176)	(176)
Other - net	28	20	1	49
Net cash provided by (used in) investing activities	(2,234)	(1,913)	(119)	(4,266)
Cash Flows From Financing Activities
Issuances of long-term debt	498	1,870	1,285	3,653
Retirements of long-term debt	(453)	(491)	(725)	(1,669)
Proceeds from sale of differential membership interests	—	201	—	201
Payments to differential membership investors	—	(47)	—	(47)
Net change in short-term debt	475	—	(970)	(495)
Issuances of common stock - net	—	—	415	415
Repurchases of common stock	—	—	—	—
Dividends on common stock	—	—	(836)	(836)
Dividends & capital distributions from (to) NextEra Energy, Inc. - net	(1,070)	22	1,048	—
Other - net	6	(37)	(86)	(117)
Net cash provided by (used in) financing activities	(544)	1,518	131	1,105
Net increase (decrease) in cash and cash equivalents	14	104	111	229
Cash and cash equivalents at beginning of period	40	257	32	329
Cash and cash equivalents at end of period	$54	$361	$143	$558

NEER's financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Nine Months Ended September 30, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income (loss)	$984	$516	$(18)	$1,482
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	496	595	30	1,121
Nuclear fuel and other amortization	85	97	22	204
Impairment charge	—	—	—	—
Unrealized (gains) losses on marked to market energy contracts	—	(84)	(5)	(89)
Deferred income taxes	656	(96)	(43)	517
Cost recovery clauses and franchise fees	115	—	—	115
Benefits associated with differential membership interests - net	—	(70)	—	(70)
Allowance for equity funds used during construction	(36)	—	(16)	(52)
Gains on disposal of assets - net	—	(120)	—	(120)
Net gain from discontinued operations, net of income taxes	—	—	—	—
Other than temporary impairment losses on securities held in
nuclear decommissioning funds	—	11	—	11
Other - net	8	76	145	229
Changes in operating assets and liabilities:
Customer and other receivables	(289)	(34)	(24)	(347)
Materials, supplies and fossil fuel inventory	24	(3)	—	21
Other current assets	(35)	(11)	(5)	(51)
Other assets	(41)	26	(35)	(50)
Accounts payable	60	(59)	—	1
Margin cash collateral	—	110	—	110
Income taxes	74	(2)	(78)	(6)
Interest and other taxes	264	(5)	11	270
Other current liabilities	(55)	(26)	54	(27)
Other liabilities	(8)	(58)	(46)	(112)
Net cash provided by (used in) operating activities	2,302	863	(8)	3,157

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Nine Months Ended September 30, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Investing Activities
Capital expenditures of FPL	(3,061)	—	—	(3,061)
Independent power and other investments of NextEra Energy Resources	—	(3,025)	—	(3,025)
Cash grants under the American Recovery and Reinvestment Act of 2009	—	105	—	105
Nuclear fuel purchases	(137)	(66)	1	(202)
Other capital expenditures	—	—	(401)	(401)
Change in loan proceeds restricted for construction	—	212	—	212
Proceeds from sale or maturity of securities in special use funds	2,949	941	—	3,890
Purchases of securities in special use funds	(3,031)	(963)	—	(3,994)
Proceeds from sale or maturity of other securities	—	—	219	219
Purchases of other securities	—	—	(259)	(259)
Other - net	27	(10)	(2)	15
Net cash provided by (used in) investing activities	(3,253)	(2,806)	(442)	(6,501)
Cash Flows From Financing Activities
Issuances of long-term debt	594	1,017	2,615	4,226
Retirements of long-term debt	(50)	(572)	(699)	(1,321)
Proceeds from sale of differential membership interests	—	414	—	414
Payments to differential membership investors	—	(53)	—	(53)
Net change in short-term debt	142	193	61	396
Issuances of common stock - net	—	—	386	386
Repurchases of common stock	—	—	(19)	(19)
Dividends on common stock	—	—	(752)	(752)
Dividends & capital distributions from (to) NextEra Energy, Inc. - net	240	1,027	(1,267)	—
Other - net	9	(50)	(23)	(64)
Net cash provided by (used in) financing activities	935	1,976	302	3,213
Net increase (decrease) in cash and cash equivalents	(16)	33	(148)	(131)
Cash and cash equivalents at beginning of period	36	166	175	377
Cash and cash equivalents at end of period	$20	$199	$27	$246

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

			Preliminary
	First Quarter	Second Quarter	Third Quarter	Year-To-Date
NextEra Energy, Inc. - 2012 Earnings Per Share	$1.11	$1.45	$0.98	$3.55
Florida Power & Light - 2012 Earnings Per Share	$0.58	$0.85	$0.93	$2.35
Allowance for funds used during construction	0.03	—	—	0.02
Cost recovery clause results, primarily nuclear uprates in base rates	(0.01)	(0.02)	(0.03)	(0.07)
Project Momentum transition costs and share dilution	(0.01)	(0.02)	(0.05)	(0.08)
New investment and other	0.09	0.11	0.14	0.37
Florida Power & Light - 2013 Earnings Per Share	0.68	0.92	0.99	2.59
NEER - 2012 Earnings Per Share	0.53	0.60	0.10	1.23
New investments	0.03	0.12	0.08	0.23
Existing assets	(0.05)	0.04	—	(0.01)
Gas infrastructure	(0.03)	0.02	0.02	0.02
Customer supply businesses & proprietary power & gas trading	0.04	(0.03)	(0.03)	(0.01)
Non-qualifying hedges impact	(0.21)	(0.17)	0.49	0.12
Net gain from discontinued operations	0.41	—	—	0.41
Impairment charge and valuation allowance	(0.81)	—	—	(0.80)
Operating results of Spain solar projects	—	—	0.03	0.03
Change in other than temporary impairment losses - net	0.01	(0.04)	(0.03)	(0.07)
Other, including interest expense and share dilution	(0.01)	—	—	(0.04)
NEER - 2013 Earnings Per Share	(0.09)	0.54	0.66	1.11
Corporate and Other - 2012 Earnings Per Share	—	—	(0.05)	(0.03)
Lone Star Transmission	0.02	0.01	—	0.02
Non-qualifying hedges impact	—	—	—	(0.01)
Net gain from discontinued operations	0.03	—	—	0.03
Other, including interest expense, interest income and consolidating income tax benefits or expenses and share dilution	—	(0.03)	0.04	0.01
Corporate and Other - 2013 Earnings Per Share	0.05	(0.02)	(0.01)	0.02
NextEra Energy, Inc. - 2013 Earnings Per Share	$0.64	$1.44	$1.64	$3.72

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

The sum of the quarterly amounts may not equal the total for the year due to rounding.

NextEra Energy, Inc.
Schedule of Total Debt and Equity
(millions)
(unaudited)

	Preliminary
September 30, 2013	Per Books	Adjusted [1]
Long-term debt, including current maturities,
short-term debt and commercial paper
Junior Subordinated Debentures	$3,353	$1,677
Debentures, related to NextEra Energy's equity units	1,750
Project debt:
Natural gas-fired assets	1,622
Wind assets	3,672	918
Solar	948
Storm Securitization Debt	386
Pipeline Funding	500
Waste Water Bonds	55
Other[2]		1,403
Other long-term debt, including current maturities, short-term debt and commercial paper[3]	16,424	16,424
Total debt per Balance Sheet	28,710	20,422
Junior Subordinated Debentures		1,676
Debentures, related to NextEra Energy's equity units		1,750
Common shareholders' equity	17,409	17,409
Total capitalization, including debt due within one year	$46,119	$41,257
Debt ratio	62%	49%

December 31, 2012	Per Books	Adjusted [1]
Long-term debt, including current maturities and
commercial paper
Junior Subordinated Debentures	$3,253	$1,627
Debentures, related to NextEra Energy's equity units	1,653
Project debt:
Natural gas-fired assets	560
Wind assets	3,634	909
Solar	173
Storm Securitization Debt	438
Pipeline Funding	500
Waste Water Bonds	56
Other[2]		1,531
Other long-term debt, including current maturities, short-term debt and commercial paper[3]	17,092	17,092
Total debt	27,359	21,159
Junior Subordinated Debentures		1,626
Debentures, related to NextEra Energy's equity units		1,653
Common shareholders' equity	16,068	16,068
Total capitalization, including debt due within one year	$43,427	$40,506
Debt ratio	63%	52%

[1] Adjusted debt calculation is based on NextEra's interpretation of S&P's credit metric methodology which can be found in their Corporate
Ratings Criteria on S&P's website. The December 31, 2012 ratio has been restated to this methodology.
[2] Other includes imputed debt of purchase power agreements, a portion of the deferral related to differential membership interests and certain accrued interest.
[3] Includes premium and discount on all debt issuances.

Florida Power & Light Company
Statistics
(unaudited)

			Preliminary
	Quarter		Year-to-Date
Periods Ended September 30	2013	2012	2013	2012
Energy sales (million kWh)
Residential	16,848	16,708	40,898	41,261
Commercial	12,626	12,472	33,989	34,224
Industrial	759	747	2,241	2,258
Public authorities	144	136	417	410
Increase (decrease) in unbilled sales	(582)	(82)	563	676
Total retail	29,795	29,981	78,108	78,829
Electric utilities	582	655	1,655	1,739
Interchange power sales	438	164	1,926	434
Total	30,815	30,800	81,689	81,002

Average price (cents/kWh) (1)
Residential	10.58	10.53	10.50	10.47
Commercial	8.33	8.53	8.52	8.65
Industrial	6.39	6.79	6.50	6.86
Total	9.50	9.55	9.47	9.53

Average customer accounts (000's)
Residential	4,101	4,054	4,086	4,050
Commercial	517	513	515	511
Industrial	10	9	9	9
Other	4	3	5	4
Total	4,632	4,579	4,615	4,574

End of period customer accounts (000's)	SEP 2013	SEP 2012
Residential	4,113	4,054
Commercial	518	513
Industrial	10	9
Other	3	3
Total	4,644	4,579

1. Excludes interchange power sales, net change in unbilled revenues, deferrals under cost recovery clauses and any provision for refund.

	2013	Normal	2012

Three Months Ended September 30
Cooling degree-days	901	929	919
Heating degree-days	—	—	—
Nine Months Ended September 30
Cooling degree-days	1,598	1,650	1,670
Heating degree-days	220	261	160

Cooling degree days for the periods above use a 72 degree base temperature and heating degree days use a 66 degree base temperature.